Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2010

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2010

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin	5
Loans and Loans Held for Sale	6
Accretion	7
Accruing Loans Past Due	8
Allowances for Credit Losses	9
Net Unfunded Commitments	9
Nonperforming Assets	10-11
Business Segment Results:
Business Segment Descriptions	12
Summary of Income and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 21, 2010. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain products and services internationally.

SALE OF PNC GLOBAL INVESTMENT SERVICING

On July 1, 2010, we sold PNC Global Investment Servicing Inc. (GIS), a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers and financial advisors worldwide, for $2.3 billion in cash pursuant to a definitive agreement entered into on February 2, 2010. The third quarter 2010 gain related to this sale was $639 million, or $328 million after-taxes. Results of operations of GIS, including the related after-tax gain on sale in the third quarter of 2010, are presented as income from discontinued operations, net of income taxes, on our Consolidated Income Statement for all periods presented. Once we entered into the sales agreement, GIS was no longer a reportable business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
Interest Income
Loans	$1,996	$2,158	$2,160	$2,160	$2,091	$6,314	$6,759
Investment securities	592	572	623	643	684	1,787	2,045
Other	113	143	122	136	113	378	343

Total interest income	2,701	2,873	2,905	2,939	2,888	8,479	9,147

Interest Expense
Deposits	233	244	281	334	387	758	1,407
Borrowed funds	253	194	245	259	277	692	1,003

Total interest expense	486	438	526	593	664	1,450	2,410

Net interest income	2,215	2,435	2,379	2,346	2,224	7,029	6,737

Noninterest Income
Asset management	249	243	259	219	242	751	639
Consumer services	328	315	296	315	330	939	975
Corporate services	183	261	268	260	252	712	761
Residential mortgage	216	179	147	107	207	542	883
Service charges on deposits	164	209	200	236	248	573	714
Net gains on sales of securities	121	147	90	144	168	358	406
Net other-than-temporary impairments	(71)	(94)	(116)	(144)	(129)	(281)	(433)
Gain on BlackRock/BGI transaction (a)				1,076
Other	193	217	240	327	311	650	660

Total noninterest income	1,383	1,477	1,384	2,540	1,629	4,244	4,605

Total revenue	3,598	3,912	3,763	4,886	3,853	11,273	11,342
Provision For Credit Losses	486	823	751	1,049	914	2,060	2,881
Noninterest Expense
Personnel	959	959	956	969	1,068	2,874	3,150
Occupancy	177	172	187	180	172	536	533
Equipment	152	168	172	173	170	492	522
Marketing	81	65	50	59	58	196	174
Other	789	638	748	828	746	2,175	2,485

Total noninterest expense	2,158	2,002	2,113	2,209	2,214	6,273	6,864

Income from continuing operations before income taxes and noncontrolling interests	954	1,087	899	1,628	725	2,940	1,597
Income taxes	179	306	251	525	185	736	342

Income from continuing operations before noncontrolling interests	775	781	648	1,103	540	2,204	1,255
Income from discontinued operations (net of income taxes of $311, $13, $14, $32, $11, $338, and $22) (b)	328	22	23	4	19	373	41

Net income	1,103	803	671	1,107	559	2,577	1,296

Less: Net income (loss) attributable to noncontrolling interests	2	(9)	(5)	(37)	(20)	(12)	(7)
Preferred stock dividends	4	25	93	119	99	122	269
Preferred stock discount accretion and redemptions	3	1	250	14	13	254	42

Net income attributable to common shareholders	$1,094	$786	$333	$1,011	$467	$2,213	$992

Basic Earnings Per Common Share
Continuing operations	$1.45	$1.45	$.62	$2.18	$.97	$3.56	$2.10
Discontinued operations	.63	.04	.05	.01	.04	.72	.09

Net income	$2.08	$1.49	$.67	$2.19	$1.01	$4.28	$2.19
Diluted Earnings Per Common Share
Continuing operations	$1.45	$1.43	$.61	$2.16	$.96	$3.52	$2.08
Discontinued operations	.62	.04	.05	.01	.04	.72	.09

Net income	$2.07	$1.47	$.66	$2.17	$1.00	$4.24	$2.17
Average Common Shares Outstanding
Basic	523	524	498	460	460	515	451
Diluted	526	527	500	462	461	518	452

Efficiency	60%	51%	56%	45%	57%	56%	61%

Noninterest income to total revenue	38%	38%	37%	52%	42%	38%	41%

Effective tax rate (c)	18.8%	28.2%	27.9%	32.2%	25.5%	25.0%	21.4%

(a)	The after-tax impact to net income was $687 million for the fourth quarter of 2009. The earnings per diluted share impact was $1.49 for the fourth quarter of 2009. BlackRock/BGI transaction refers to BlackRock's acquisition of Barclays Global Investors in exchange for cash and BlackRock common and participating preferred stock on December 1, 2009.
(b)	Includes results of operations for GIS and the related after-tax gain on sale. We sold GIS effective July 1, 2010, resulting in a gain of $639 million, or $328 million after taxes, recognized during the third quarter of 2010. The earnings per diluted share impact of the gain on sale was $.62 for the third quarter of 2010 and $.63 for the nine months ended September 30, 2010.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the third quarter of 2010 was primarily the result of receiving a favorable IRS letter ruling in July 2010 that resolved a prior tax position and resulted in a tax benefit of $89 million. The higher effective tax rate for the fourth quarter of 2009 resulted from the gain on the BlackRock/BGI transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Assets
Cash and due from banks (a)	$3,724	$3,558	$3,563	$4,288	$3,426
Federal funds sold and resale agreements (b)	2,094	2,209	1,367	2,390	2,427
Trading securities	955	882	1,595	2,124	2,075
Interest-earning deposits with banks (a)	415	5,028	607	4,488	1,129
Loans held for sale (b)	3,275	2,756	2,691	2,539	3,509
Investment securities (a)	63,461	53,717	57,606	56,027	54,413
Loans (a) (b)	150,127	154,342	157,266	157,543	160,608
Allowance for loan and lease losses (a)	(5,231)	(5,336)	(5,319)	(5,072)	(4,810)

Net loans	144,896	149,006	151,947	152,471	155,798
Goodwill	8,166	9,410	9,425	9,505	9,286
Other intangible assets	2,352	2,728	3,289	3,404	3,448
Equity investments (a)	10,137	10,159	10,256	10,254	8,684
Other (a) (b)	20,658	22,242	23,050	22,373	27,212

Total assets	$260,133	$261,695	$265,396	$269,863	$271,407

Liabilities
Deposits
Noninterest-bearing	$46,065	$44,312	$43,122	$44,384	$43,025
Interest-bearing	133,118	134,487	139,401	142,538	140,784

Total deposits	179,183	178,799	182,523	186,922	183,809
Borrowed funds
Federal funds purchased and repurchase agreements	4,661	3,690	5,511	3,998	3,996
Federal Home Loan Bank borrowings	7,106	8,119	8,700	10,761	11,953
Bank notes and senior debt	13,508	12,617	12,638	12,362	12,424
Subordinated debt	10,023	10,184	10,001	9,907	10,501
Other (a)	4,465	5,817	5,611	2,233	3,036

Total borrowed funds	39,763	40,427	42,461	39,261	41,910
Allowance for unfunded loan commitments and letters of credit	193	218	252	296	324
Accrued expenses (a)	3,134	2,757	2,939	3,590	3,592
Other (a)	5,194	8,504	7,787	7,227	10,109

Total liabilities	227,467	230,705	235,962	237,296	239,744

Equity
Preferred stock (c)
Common stock - $5 par value
Authorized 800 shares, issued 536, 535, 535, 471, and 469 shares	2,680	2,678	2,676	2,354	2,348
Capital surplus - preferred stock	646	646	645	7,974	7,960
Capital surplus - common stock and other	12,008	11,979	11,945	8,945	8,860
Retained earnings	15,114	14,073	13,340	13,144	12,179
Accumulated other comprehensive income (loss)	146	(442)	(1,288)	(1,962)	(1,947)
Common stock held in treasury at cost: 10, 10, 9, 9, and 8 shares	(552)	(557)	(500)	(513)	(472)

Total shareholders’ equity	30,042	28,377	26,818	29,942	28,928
Noncontrolling interests	2,624	2,613	2,616	2,625	2,735

Total equity	32,666	30,990	29,434	32,567	31,663

Total liabilities and equity	$260,133	$261,695	$265,396	$269,863	$271,407

Capital Ratios
Tier 1 risk-based (d)	11.9%	10.7%	10.3%	11.4%	10.9%
Tier 1 common (d)	9.6	8.3	7.9	6.0	5.5
Total risk-based (d)	15.6	14.3	13.9	15.0	14.5
Leverage (d)	10.0	9.1	8.8	10.1	9.6
Common shareholders' equity to assets	11.3	10.6	10.0	8.2	7.7

(a)	Amounts include consolidated variable interest entities. Some 2010 amounts include consolidated variable interest entities that we consolidated effective January 1, 2010 based on guidance in ASC 810, Consolidation. Our third quarter 2010 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(b)	Amounts include items for which PNC has elected the fair value option. Our third quarter 2010 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(c)	Par value less than $.5 million at each date.
(d)	The ratio as of September 30, 2010 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended					Nine months ended
In millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$22,916	$20,382	$21,926	$22,663	$20,838	$21,745	$21,628
Non-agency	8,917	9,358	10,213	10,788	11,553	9,491	12,399
Commercial mortgage-backed	3,100	2,962	5,357	5,053	5,052	3,798	4,645
Asset-backed	2,436	1,695	1,992	1,927	1,911	2,043	1,975
US Treasury and government agencies	7,758	8,708	7,493	6,403	6,026	7,987	3,829
State and municipal	1,323	1,356	1,365	1,346	1,367	1,348	1,356
Other debt	3,092	2,526	1,874	1,948	1,647	2,502	1,118
Corporate stocks and other	472	446	457	362	388	458	410

Total securities available for sale	50,014	47,433	50,677	50,490	48,782	49,372	47,360
Securities held to maturity
Commercial mortgage-backed	4,130	4,264	2,110	2,006	1,987	3,509	1,985
Asset-backed	3,435	3,697	3,665	2,849	2,197	3,598	1,827
Other	9	21	160	159	102	63	41

Total securities held to maturity	7,574	7,982	5,935	5,014	4,286	7,170	3,853

Total investment securities	57,588	55,415	56,612	55,504	53,068	56,542	51,213
Loans
Commercial	53,502	54,349	55,464	55,633	58,457	54,431	63,054
Commercial real estate	19,847	20,963	22,423	23,592	24,491	21,068	25,173
Equipment lease financing	6,514	6,080	6,131	6,164	6,045	6,243	6,213
Consumer	55,036	54,939	55,349	52,911	52,066	55,107	52,185
Residential mortgage	16,766	18,576	19,397	19,891	20,847	18,237	21,529

Total loans	151,665	154,907	158,764	158,191	161,906	155,086	168,154
Loans held for sale	3,021	2,646	2,476	2,949	3,696	2,716	4,322
Federal funds sold and resale agreements	1,602	2,193	1,669	1,700	2,417	1,821	1,921
Other	9,801	9,419	7,471	12,654	14,607	8,906	15,400

Total interest-earning assets	223,677	224,580	226,992	230,998	235,694	225,071	241,010
Noninterest-earning assets:
Allowance for loan and lease losses	(5,290)	(5,113)	(5,136)	(4,517)	(4,264)	(5,180)	(4,248)
Cash and due from banks	3,436	3,595	3,735	3,657	3,547	3,587	3,645
Other	42,756	41,304	41,557	41,740	39,071	41,877	38,153

Total assets	$264,579	$264,366	$267,148	$271,878	$274,048	$265,355	$278,560

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended					Nine months ended
In millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$58,016	$58,679	$57,923	$56,298	$56,662	$58,206	$54,999
Demand	25,078	24,953	24,672	24,223	23,874	24,903	23,225
Savings	7,092	7,075	6,623	6,381	6,652	6,932	6,534
Retail certificates of deposit	41,724	43,745	47,162	49,645	53,468	44,190	56,249
Other time	740	881	1,039	1,389	2,841	885	6,228
Time deposits in foreign offices	2,650	2,661	3,034	4,013	3,356	2,781	3,510

Total interest-bearing deposits	135,300	137,994	140,453	141,949	146,853	137,897	150,745
Borrowed funds
Federal funds purchased and repurchase agreements	4,179	4,159	4,344	4,046	4,422	4,227	4,571
Federal Home Loan Bank borrowings	7,680	8,575	9,603	10,880	12,996	8,612	15,288
Bank notes and senior debt	12,799	12,666	12,616	12,327	12,542	12,694	13,202
Subordinated debt	9,569	9,764	9,769	9,879	10,214	9,700	10,297
Other	4,886	6,005	5,934	2,448	2,806	5,604	2,310

Total borrowed funds	39,113	41,169	42,266	39,580	42,980	40,837	45,668

Total interest-bearing liabilities	174,413	179,163	182,719	181,529	189,833	178,734	196,413
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	45,306	44,308	42,631	44,325	41,816	44,092	40,436
Allowance for unfunded loan commitments and letters of credit	218	251	295	324	319	255	330
Accrued expenses and other liabilities	12,687	10,446	10,401	13,353	11,489	11,186	11,782
Equity	31,955	30,198	31,102	32,347	30,591	31,088	29,599

Total liabilities and equity	$264,579	$264,366	$267,148	$271,878	$274,048	$265,355	$278,560

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$135,300	$137,994	$140,453	$141,949	$146,853	$137,897	$150,745
Noninterest-bearing deposits	45,306	44,308	42,631	44,325	41,816	44,092	40,436

Total deposits	$180,606	$182,302	$183,084	$186,274	$188,669	$181,989	$191,181

Transaction deposits	$128,400	$127,940	$125,226	$124,846	$122,352	$127,201	$118,660

Common shareholders’ equity	$28,755	$27,054	$24,764	$21,726	$20,391	$26,810	$19,448

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Average yields/rates
Yield on interest-earning assets
Loans	5.24%	5.58%	5.50%	5.42%	5.12%
Investment securities	4.15	4.17	4.44	4.67	5.20
Other	3.15	3.98	4.26	3.17	2.18
Total yield on interest-earning assets	4.82	5.13	5.17	5.07	4.88
Rate on interest-bearing liabilities
Deposits	.68	.71	.81	.93	1.04
Borrowed funds	2.56	1.88	2.33	2.60	2.57
Total rate on interest-bearing liabilities	1.10	.98	1.16	1.30	1.39

Interest rate spread	3.72	4.15	4.01	3.77	3.49
Impact of noninterest-bearing sources	.24	.20	.23	.28	.27

Net interest margin (b)	3.96%	4.35%	4.24%	4.05%	3.76%

	Nine months ended
	September 30 2010	September 30 2009
Average yields/rates
Yield on interest-earning assets
Loans	5.44%	5.36%
Investment securities	4.25	5.36
Other	3.76	2.14
Total yield on interest-earning assets	5.04	5.07
Rate on interest-bearing liabilities
Deposits	.73	1.25
Borrowed funds	2.25	3.00
Total rate on interest-bearing liabilities	1.08	1.65

Interest rate spread	3.96	3.42
Impact of noninterest-bearing sources	.22	.30

Net interest margin (b)	4.18%	3.72%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009, and September 30, 2009 were $22 million, $19 million, $18 million, $18 million, and $16 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2010 and September 30, 2009 were $59 million and $47 million, respectively.
(b)	A reconciliation of net interest margin to credit risk-adjusted net interest margin follows. We believe that credit risk-adjusted net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the amount of credit related risk associated with interest-earning assets.

	Three months ended
	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Net interest margin, as reported	3.96%	4.35%	4.24%	4.05%	3.76%
Less: adjustment (c)	.86	1.47	1.34	1.80	1.54

Credit risk-adjusted net interest margin	3.10%	2.88%	2.90%	2.25%	2.22%

	Nine months ended
	September 30 2010	September 30 2009
Net interest margin, as reported	4.18%	3.72%
Less: adjustment (c)	1.22	1.60

Credit risk-adjusted net interest margin	2.96%	2.12%

(c)	The adjustment represents annualized provision for credit losses divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Commercial
Retail/wholesale	$9,752	$9,576	$9,557	$9,515	$9,404
Manufacturing	9,519	9,728	9,863	9,880	10,639
Service providers	8,747	8,289	8,528	8,256	8,364
Real estate related (a)	7,398	7,269	7,379	7,403	7,854
Financial services	3,773	4,302	4,654	3,874	4,422
Health care	3,169	3,099	2,998	2,970	2,888
Other	10,830	11,969	11,724	12,920	13,357

Total commercial	53,188	54,232	54,703	54,818	56,928

Commercial real estate
Real estate projects	13,021	13,914	14,535	15,582	16,112
Commercial mortgage	6,070	6,450	7,415	7,549	7,952

Total commercial real estate	19,091	20,364	21,950	23,131	24,064

Equipment lease financing	6,408	6,630	6,111	6,202	6,283

TOTAL COMMERCIAL LENDING	78,687	81,226	82,764	84,151	87,275

Consumer
Home equity
Lines of credit	23,770	23,901	24,040	24,236	24,272
Installment	10,815	11,060	11,390	11,711	12,098
Education	8,819	8,867	8,320	7,468	6,370
Automobile	2,863	2,697	2,206	2,013	1,988
Credit card and other unsecured lines of credit	4,843	4,920	4,962	3,536	3,533
Other	3,846	3,834	4,316	4,618	4,614

Total consumer	54,956	55,279	55,234	53,582	52,875

Residential real estate
Residential mortgage	15,708	16,618	17,599	18,190	18,469
Residential construction	776	1,219	1,669	1,620	1,989

Total residential real estate	16,484	17,837	19,268	19,810	20,458

TOTAL CONSUMER LENDING	71,440	73,116	74,502	73,392	73,333

Total (b)	$150,127	$154,342	$157,266	$157,543	$160,608

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans related to National City	$8,130	$9,127	$9,673	$10,287	$11,064

Details of Loans Held for Sale (Unaudited)

In millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Commercial mortgage	$1,375	$1,239	$1,316	$1,301	$1,810
Residential mortgage	1,786	1,336	1,158	1,012	1,552
Other	114	181	217	226	147

Total	$3,275	$2,756	$2,691	$2,539	$3,509

THE PNC FINANCIAL SERVICES GROUP, INC.

Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF PURCHASED IMPAIRED LOANS

	December 31, 2008		December 31, 2009		September 30, 2010
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance		Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$6.3		$3.5		$2.2
Purchased impaired mark	(3.4)		(1.3)		(0.7)

Recorded investment	2.9		2.2		1.5
Allowance for loan losses	—		(.2)		(.3)

Net investment	2.9	46%	2.0	57%	1.2		55%

Consumer and residential mortgage loans:
Unpaid principal balance	15.6		11.7		8.4
Purchased impaired mark	(5.8)		(3.6)		(1.8)

Recorded investment	9.8		8.1		6.6
Allowance for loan losses	—		(.3)		(.6)

Net investment	9.8	63%	7.8	67%	6.0		71%

Total purchased impaired loans:
Unpaid principal balance	21.9		15.2		10.6
Purchased impaired mark	(9.2)		(4.9)		(2.5)

Recorded investment	12.7		10.3		8.1
Allowance for loan losses	—		(.5)		(.9	)(a)

Net investment	$12.7	58%	$9.8	64%	$7.2		68%

PURCHASE ACCOUNTING ACCRETION

	Three months ended
In millions	March 31 2009	June 30 2009	September 30 2009	December 31 2009	March 31 2010	June 30 2010	September 30 2010
Non-impaired loans	$322	$168	$172	$111	$112	$111	$70
Impaired loans	257	220	193	244	265	258	187
Reversal of contractual interest on impaired loans	(223)	(194)	(167)	(168)	(134)	(136)	(138)

Net impaired loans	34	26	26	76	131	122	49
Securities	31	41	25	21	11	13	15
Deposits	312	264	231	189	167	144	122
Borrowings (b)	(85)	(52)	(58)	(55)	(56)	(14)	(42)

Total	$614	$447	$396	$342	$365	$376	$214

Cash received in excess of recorded investment from sales or payoffs of impaired commercial loans (cash recoveries)		$39	$11	$154	$75	$164	$111

REMAINING PURCHASE ACCOUNTING ACCRETION

In billions	December 31 2008	December 31 2009	September 30 2010
Non-impaired loans	$2.4	$1.6	$1.3
Impaired loans (c)	3.7	3.5	2.3

Total loans (gross)	6.1	5.1	3.6
Securities	.2	.1	.1
Deposits	2.1	1.0	.6
Borrowings	(1.5)	(1.2)	(1.1)

Total	$6.9	$5.0	$3.2

ACCRETABLE NET INTEREST—PURCHASED IMPAIRED LOANS

In billions		In billions
December 31, 2009	$3.5	December 31, 2008	$3.7
Accretion	(.7)	Accretion	(1.6)
Cash recoveries	(.3)	Cash recoveries	(.6)
Net reclass to accretable difference and other activity	(.2)	Net reclass to accretable difference and other activity	.8

September 30, 2010	$2.3	September 30, 2010	$2.3

(a)	Impairment reserves of $.9 billion at September 30, 2010 reflect impaired loans with further credit quality deterioration since acquisition. This deterioration was more than offset by the cash received to date in excess of recorded investment of $.6 billion and the net reclassification to accretable, to be recognized over time, of $.8 billion.
(b)	Interest expense on borrowed funds for the second quarter of 2010 included a $29 million reduction associated with refinement of the accretion related to acquired debt.
(c)	Adjustments include purchase accounting accretion, reclassifications from non-accretable to accretable net interest as a result of increases in estimated cash flows, and reductions in the accretable amount as a result of the identification of additional purchased impaired loans as of the National City acquisition close date of December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days (a)

Dollars in millions	Amount					Percent of Total Outstandings
	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009	Sept. 30 2009	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009	Sept. 30 2009
Commercial	$293	$501	$622	$684	$633	.55%	.93%	1.15%	1.26%	1.13%
Commercial real estate	353	535	859	666	743	1.97	2.81	4.19	3.10	3.34
Equipment lease financing	10	21	97	128	50	.16	.32	1.59	2.06	.80
Consumer	430	419	440	438	444	.83	.81	.85	.87	.90
Residential real estate	347	392	464	472	510	2.70	2.92	3.14	3.12	3.29

Total	$1,433	$1,868	$2,482	$2,388	$2,380	1.01	1.29	1.68	1.62	1.59

Accruing Loans Past Due 90 Days Or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009	Sept. 30 2009	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009	Sept. 30 2009
Commercial	$90	$110	$201	$188	$196	.17%	.20%	.37%	.35%	.35%
Commercial real estate	58	83	111	150	184	.32	.44	.54	.70	.83
Equipment lease financing	4	4	2	6	3	.06	.06	.03	.10	.05
Consumer	270	225	248	226	216	.52	.43	.48	.45	.44
Residential real estate	179	177	284	314	276	1.60	1.51	1.92	2.07	1.78

Total	$601	$599	$846	$884	$875	.43	.42	.57	.60	.59

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages, and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Beginning balance	$5,336	$5,319	$5,072	$4,810	$4,569
Charge-offs:
Commercial	(310)	(313)	(273)	(380)	(323)
Commercial real estate	(102)	(149)	(238)	(260)	(20)
Equipment lease financing	(12)	(43)	(36)	(34)	(42)
Consumer	(285)	(283)	(242)	(267)	(257)
Residential real estate	(47)	(197)	(38)	(83)	(96)

Total charge-offs	(756)	(985)	(827)	(1,024)	(738)
Recoveries:
Commercial	80	78	65	87	42
Commercial real estate	14	10	33	15	8
Equipment lease financing	13	13	12	10	7
Consumer	28	31	26	27	23
Residential real estate	7	13		50	8

Total recoveries	142	145	136	189	88
Net charge-offs:
Commercial	(230)	(235)	(208)	(293)	(281)
Commercial real estate	(88)	(139)	(205)	(245)	(12)
Equipment lease financing	1	(30)	(24)	(24)	(35)
Consumer	(257)	(252)	(216)	(240)	(234)
Residential real estate	(40)	(184)	(38)	(33)	(88)

Total net charge-offs	(614)	(840)	(691)	(835)	(650)
Provision for credit losses	486	823	751	1,049	914
Acquired allowance adjustments (a)	(2)		2	20	(18)
Adoption of ASU 2009-17, Consolidations			141
Net change in allowance for unfunded loan commitments and letters of credit	25	34	44	28	(5)

Ending balance	$5,231	$5,336	$5,319	$5,072	$4,810

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	1.61%	2.18%	1.77%	2.09%	1.59%
Allowance for loan and lease losses to total loans	3.48	3.46	3.38	3.22	2.99

Commercial lending net charge-offs	$(317)	$(404)	$(437)	$(562)	$(328)
Consumer lending net charge-offs	(297)	(436)	(254)	(273)	(322)

Total net charge-offs	$(614)	$(840)	$(691)	$(835)	$(650)

Net charge-offs to average loans
Commercial lending	1.57%	1.99%	2.11%	2.61%	1.46%
Consumer lending	1.64	2.38	1.38	1.49	1.75

(a)	Related to our December 31, 2008 National City acquisition.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Beginning balance	$218	$252	$296	$324	$319
Net change in allowance for unfunded loan commitments and letters of credit	(25)	(34)	(44)	(28)	5

Ending balance	$193	$218	$252	$296	$324

Net Unfunded Commitments

In millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Net unfunded commitments	$97,147	$95,775	$96,363	$100,795	$102,669

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Nonperforming loans
Commercial
Retail/wholesale	$219	$242	$246	$231	$219
Manufacturing	266	312	341	423	387
Real estate related (a)	338	405	460	419	396
Financial services	36	60	77	117	200
Health care	59	55	48	41	48
Other	612	619	661	575	580

Total commercial	1,530	1,693	1,833	1,806	1,830

Commercial real estate
Real estate projects	1,562	1,661	1,797	1,754	1,637
Commercial mortgage	427	420	419	386	235

Total commercial real estate	1,989	2,081	2,216	2,140	1,872

Equipment lease financing	104	114	123	130	164

TOTAL COMMERCIAL LENDING	3,623	3,888	4,172	4,076	3,866

Consumer
Home equity	406	405	337	356	207
Other	38	25	35	36	25

Total consumer	444	430	372	392	232
Residential real estate
Residential mortgage	727	713	968	955	790
Residential construction	42	79	249	248	238

Total residential real estate	769	792	1,217	1,203	1,028

TOTAL CONSUMER LENDING	1,213	1,222	1,589	1,595	1,260

Total nonperforming loans (b) (c) (d) (e)	4,836	5,110	5,761	5,671	5,126

Foreclosed and other assets
Commercial lending	366	293	328	266	145
Consumer lending	467	501	451	379	373

Total foreclosed and other assets	833	794	779	645	518

Total nonperforming assets	$5,669	$5,904	$6,540	$6,316	$5,644

Nonperforming loans to total loans	3.22%	3.31%	3.66%	3.60%	3.19%
Nonperforming assets to total loans and foreclosed and other assets	3.76	3.81	4.14	3.99	3.50
Nonperforming assets to total assets	2.18	2.26	2.46	2.34	2.08
Allowance for loan and lease losses to nonperforming loans (e) (f)	108	104	92	89	94

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties where we do not receive adequate compensation are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Total nonperforming loans include TDRs of $595 million at September 30, 2010, $500 million at June 30, 2010, $385 million at March 31, 2010, $440 million at December 31, 2009, and $230 million at September 30, 2009. Purchased impaired loans are excluded from TDRs.
(c)	TDRs returned to performing (accrual) status totaled $425 million at September 30, 2010 and are excluded from nonperforming loans. These loans have demonstrated a period of at least six months of performance under the modified terms.
(d)	Credit cards and certain small business and consumer credit agreements whose terms have been modified totaled $315 million at September 30, 2010 and are excluded from TDRs and nonperforming loans. Our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as these loans are directly charged off in the period that they become 180 days past due.
(e)	Nonperforming loans do not include purchased impaired loans or loans held for sale.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans. See page 7, note (a).

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	January 1, 2010 - September 30, 2010	July 1, 2010 - September 30, 2010	April 1, 2010 - June 30, 2010	January 1, 2010 - March 31, 2010
Beginning balance	$6,316	$5,904	$6,540	$6,316
Transferred in	4,154	1,369	1,011	1,774
Charge-offs/valuation adjustments	(1,604)	(452)	(532)	(620)
Principal activity including payoffs	(939)	(365)	(296)	(278)
Asset sales and transfers to held for sale	(1,036)	(351)	(420)	(265)
Returned to performing - TDRs	(481)	(152)	(112)	(217)
Returned to performing - Other	(741)	(284)	(287)	(170)

Ending balance	$5,669	$5,669	$5,904	$6,540

Largest Individual Nonperforming Assets at September 30, 2010 (a)

In millions
Ranking	Outstandings	Industry
1	$54	Accommodations & Food Service
2	31	Real Estate Rental & Leasing
3	30	Construction
4	27	Real Estate Rental & Leasing
5	26	Real Estate Rental & Leasing
6	23	Construction
7	23	Real Estate Rental & Leasing
8	22	Retail Trade
9	22	Real Estate Rental & Leasing
10	22	Real Estate Rental & Leasing

Total	$280

As a percent of total nonperforming assets		5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, foundations and unions and charitable endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to primary mortgage conduits Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (Ginnie Mae) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through our joint ventures are serviced by a joint venture partner.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares®, the global product leader in exchange traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At September 30, 2010, our share of BlackRock’s earnings was 23%.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions Income (Loss)	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
Retail Banking	$(7)	$80	$24	$(25)	$50	$97	$161
Corporate & Institutional Banking	427	443	360	415	309	1,230	775
Asset Management Group	44	28	40	24	35	112	82
Residential Mortgage Banking	98	92	82	25	91	272	410
Distressed Assets Portfolio	17	(81)	72	(88)	14	8	172
Other, including BlackRock (b) (c) (d)	196	219	70	752	41	485	(345)

Income from continuing operations before noncontrolling interests	$775	$781	$648	$1,103	$540	$2,204	$1,255

Revenue
Retail Banking	$1,355	$1,387	$1,359	$1,379	$1,434	$4,101	$4,342
Corporate & Institutional Banking	1,070	1,219	1,248	1,377	1,316	3,537	3,889
Asset Management Group	217	219	229	218	225	665	701
Residential Mortgage Banking	285	255	234	176	292	774	1,152
Distressed Assets Portfolio	244	346	337	221	254	927	932
Other, including BlackRock (b) (c) (d)	427	486	356	1,515	332	1,269	326

Revenue from continuing operations	$3,598	$3,912	$3,763	$4,886	$3,853	$11,273	$11,342

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. Amounts are presented on a continuing operations basis and therefore exclude the earnings and revenue attributable to GIS, including the gain on the sale of GIS, which closed July 1, 2010.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2010 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses, other than temporary impairment of debt securities and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(d)	The $1.076 billion gain ($687 million after-tax) related to BlackRock’s acquisition of BGI was included in this business segment for the fourth quarter of 2009.

Period-end Employees	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
Full-time employees
Retail Banking	21,203	21,380	21,522	21,416	21,644
Corporate & Institutional Banking	3,660	3,601	3,760	3,746	3,861
Asset Management Group	2,971	2,960	2,995	2,969	3,076
Residential Mortgage Banking	3,339	3,348	3,340	3,267	3,606
Distressed Assets Portfolio	170	179	178	175	157
Other
Operations & Technology	8,689	8,949	9,259	9,249	9,373
Staff Services and Other (e)	4,588	9,073	9,059	8,939	8,812

Total Other	13,277	18,022	18,318	18,188	18,185

Total full-time employees	44,620	49,490	50,113	49,761	50,529

Retail Banking part-time employees	4,799	4,790	4,798	4,737	4,859
Other part-time employees	974	1,104	1,187	1,322	1,520

Total part-time employees	5,773	5,894	5,985	6,059	6,379

Total	50,393	55,384	56,098	55,820	56,908

The period end employee statistics reflect staff directly employed by the respective business and exclude operations, technology and staff services employees.

(e)	Includes employees of GIS totaling 4,528 at June 30, 2010; 4,573 at March 31, 2010; 4,450 at December 31, 2009; and 4,561 at September 30, 2009. We sold GIS effective July 1, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2010 (b)	June 30 2010 (b)	March 31 2010 (b)	December 31 2009	September 30 2009 (c)	September 30 2010 (b)	September 30 2009 (c)
INCOME STATEMENT
Net interest income	$858	$879	$871	$833	$865	$2,608	$2,689
Noninterest income
Service charges on deposits	157	204	195	229	244	556	701
Brokerage	53	55	53	59	63	161	186
Consumer services	242	223	208	224	227	673	662
Other	45	26	32	34	35	103	104

Total noninterest income	497	508	488	546	569	1,493	1,653

Total revenue	1,355	1,387	1,359	1,379	1,434	4,101	4,342
Provision for credit losses	327	280	339	409	313	946	921
Noninterest expense	1,038	994	975	1,011	1,040	3,007	3,158

Pretax earnings (loss)	(10)	113	45	(41)	81	148	263
Income taxes (benefit)	(3)	33	21	(16)	31	51	102

Earnings (loss)	$(7)	$80	$24	$(25)	$50	$97	$161

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$26,289	$26,510	$26,821	$27,107	$27,379	$26,538	$27,502
Indirect	3,962	3,944	3,973	3,998	3,989	3,960	4,049
Education	8,817	8,342	8,060	6,656	5,742	8,409	5,278
Credit cards	3,901	3,948	4,079	2,503	2,174	3,975	2,150
Other	1,805	1,776	1,793	1,790	1,785	1,792	1,791

Total consumer	44,774	44,520	44,726	42,054	41,069	44,674	40,770
Commercial and commercial real estate	11,118	11,307	11,487	11,766	12,166	11,302	12,488
Floor plan	1,267	1,299	1,296	1,137	1,059	1,287	1,307
Residential mortgage	1,528	1,683	1,800	1,899	1,995	1,669	2,120

Total loans	58,687	58,809	59,309	56,856	56,289	58,932	56,685
Goodwill and other intangible assets	5,837	5,872	5,935	5,882	5,894	5,881	5,828
Other assets	2,070	2,913	2,722	2,697	2,870	2,567	2,768

Total assets	$66,594	$67,594	$67,966	$65,435	$65,053	$67,380	$65,281

Deposits
Noninterest-bearing demand	$17,144	$17,240	$16,776	$16,516	$16,482	$17,054	$16,238
Interest-bearing demand	19,767	19,977	19,212	18,446	18,435	19,654	18,327
Money market	40,148	40,283	39,699	39,374	39,753	40,045	39,401

Total transaction deposits	77,059	77,500	75,687	74,336	74,670	76,753	73,966
Savings	7,029	7,006	6,552	6,577	6,731	6,865	6,621
Certificates of deposit	40,378	42,313	45,614	48,338	52,189	42,749	54,765

Total deposits	124,466	126,819	127,853	129,251	133,590	126,367	135,352
Other liabilities	1,463	1,673	1,671	27	55	1,602	58
Capital	8,043	8,326	8,195	8,301	8,523	8,187	8,564

Total liabilities and equity	$133,972	$136,818	$137,719	$137,579	$142,168	$136,156	$143,974

PERFORMANCE RATIOS
Return on average capital	—%	4%	1%	(1)%	2%	2%	3%
Return on average assets	(.04)	.47	.14	(.15)	.30	.19	.33
Noninterest income to total revenue	37	37	36	40	40	36	38
Efficiency	77	72	72	73	73	73	73

(a)	See note (a) on page 13.
(b)	Information for 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans effective January 1, 2010.
(c)	PNC completed the required divestiture of 61 branches in early September 2009. Amounts for periods prior to the divestiture included the impact of those branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009 (a)	September 30 2010	September 30 2009 (a)
OTHER INFORMATION (b)
Credit-related statistics:
Commercial nonperforming assets	$262	$297	$324	$324	$311
Consumer nonperforming assets (c)	400	336	276	284	191

Total nonperforming assets	$662	$633	$600	$608	$502

Impaired loans (d)	$939	$974	$1,013	$1,056	$1,161

Commercial lending net charge-offs	$85	$100	$96	$173	$69	$281	$242
Credit card lending net charge-offs (c)	63	89	96	57	53	248	152
Consumer lending (excluding credit card) net charge-offs	99	109	108	109	112	316	293

Total net charge-offs	$247	$298	$300	$339	$234	$845	$687

Commercial lending annualized net charge-off ratio	2.72%	3.18%	3.05%	5.32%	2.07%	2.98%	2.35%
Credit card lending annualized net charge-off ratio (c)	6.41%	9.04%	9.54%	9.03%	9.67%	8.34%	9.45%
Consumer lending (excluding credit card) annualized net charge-off ratio	.93%	1.03%	1.03%	1.04%	1.09%	1.00%	.96%

Total annualized net charge-off ratio	1.67%	2.03%	2.05%	2.37%	1.65%	1.92%	1.62%

Home equity portfolio credit statistics:
% of first lien positions (e)	35%	35%	34%	35%	35%
Weighted average loan-to-value ratios (e)	73%	73%	73%	74%	74%
Weighted average FICO scores (f)	725	727	725	727	727
Annualized net charge-off ratio	.90%	1.01%	.70%	.90%	.97%	.87%	.70%
Loans 30 - 89 days past due	.79%	.74%	.74%	.78%	.75%
Loans 90 days past due	.94%	.91%	.85%	.76%	.73%

Other statistics:
ATMs	6,626	6,539	6,467	6,473	6,463
Branches (g)	2,461	2,458	2,461	2,513	2,554

Customer-related statistics:
Retail Banking checking relationships (h)	5,461,000	5,408,000	5,388,000	5,394,000	5,392,000
Retail online banking active customers	2,968,000	2,774,000	2,782,000	2,743,000	2,682,000
Retail online bill payment active customers	942,000	870,000	826,000	780,000	753,000

Brokerage statistics:
Financial consultants (i)	713	711	722	704	655
Full service brokerage offices	40	41	41	40	42
Brokerage account assets (billions)	$31	$31	$33	$32	$30

(a)	PNC completed the required divestiture of 61 branches in early September 2009. Amounts for periods prior to the divestiture included the impact of those branches.
(b)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and nine months ended, respectively.
(c)	Information for 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans effective January 1, 2010. In addition, the declines as of September 30, 2010 in credit card lending net charge-offs and the credit card lending annualized net charge-off ratio were primarily due to the alignment of charge-off policies within the consolidated portfolio post-conversion.
(d)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(f)	Represents the most recent FICO scores we have on file.
(g)	Excludes certain satellite branches that provide limited products and/or services.
(h)	Retail checking relationships for prior periods presented have been refined subsequent to completion of application system conversion activities related to the National City acquisition.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2010 (g)	June 30 2010 (g)	March 31 2010 (g)	December 31 2009	September 30 2009	September 30 2010 (g)	September 30 2009
INCOME STATEMENT
Net interest income	$833	$923	$877	$1,009	$915	$2,633	$2,824
Noninterest income
Corporate service fees	148	237	242	235	226	627	680
Other	89	59	129	133	175	277	385

Noninterest income	237	296	371	368	401	904	1,065

Total revenue	1,070	1,219	1,248	1,377	1,316	3,537	3,889
Provision for (recoveries of) credit losses	(48)	97	236	283	384	285	1,320
Noninterest expense	446	421	445	444	459	1,312	1,356

Pretax earnings	672	701	567	650	473	1,940	1,213
Income taxes	245	258	207	235	164	710	438

Earnings	$427	$443	$360	$415	$309	$1,230	$775

AVERAGE BALANCE SHEET
Loans
Commercial	$32,119	$32,937	$34,024	$33,481	$35,785	$33,019	$38,755
Commercial real estate	15,897	17,008	17,961	18,747	18,918	16,948	19,346
Commercial - real estate related	3,021	2,901	3,128	3,328	3,622	3,016	3,922
Asset-based lending	6,362	6,065	5,940	6,051	5,918	6,124	6,443
Equipment lease financing	5,747	5,262	5,318	5,368	5,260	5,444	5,397

Total loans	63,146	64,173	66,371	66,975	69,503	64,551	73,863
Goodwill and other intangible assets	3,553	3,660	3,795	3,736	3,704	3,669	3,532
Loans held for sale	1,427	1,408	1,410	1,534	1,578	1,415	1,728
Other assets	8,726	7,711	7,940	7,395	6,460	8,129	7,268

Total assets	$76,852	$76,952	$79,516	$79,640	$81,245	$77,764	$86,391

Deposits
Noninterest-bearing demand	$25,259	$23,715	$22,271	$23,484	$20,392	$23,759	$18,756
Money market	12,105	12,380	12,253	10,573	10,714	12,246	9,402
Other	6,833	6,856	7,610	8,728	8,009	7,097	7,636

Total deposits	44,197	42,951	42,134	42,785	39,115	43,102	35,794
Other liabilities	12,937	10,797	10,870	8,408	8,363	11,542	9,357
Capital	7,237	7,913	7,633	7,916	7,922	7,593	7,810

Total liabilities and equity	$64,371	$61,661	$60,637	$59,109	$55,400	$62,237	$52,961

PERFORMANCE RATIOS
Return on average capital	23%	22%	19%	21%	15%	22%	20%
Return on average assets	2.20	2.31	1.84	2.07	1.51	2.11	1.20
Noninterest income to total revenue	22	24	30	27	30	26	27
Efficiency	42	35	36	32	35	37	35

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$265	$282	$287	$275	$269	$287	$270
Acquisitions/additions	8	7	8	19	15	23	31
Repayments/transfers	(10)	(24)	(13)	(7)	(9)	(47)	(26)

End of period	$263	$265	$282	$287	$275	$263	$275

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$319	$302	$298	$296	$281	$919	$841
Capital Markets	$119	$128	$164	$187	$155	$411	$346
Commercial mortgage loans held for sale (c)	$24	$(2)	$27	$67	$53	$49	$138
Commercial mortgage loan servicing (d)	(40)	49	88	66	66	97	214

Total commercial mortgage banking activities	$(16)	$47	$115	$133	$119	$146	$352
Total loans (e)	$62,388	$63,910	$65,076	$66,206	$68,352
Credit-related statistics:
Nonperforming assets (e)	$3,064	$3,103	$3,343	$3,167	$2,992
Impaired loans (e) (f)	$890	$923	$1,033	$1,075	$1,482
Net charge-offs	$211	$243	$271	$341	$222	$725	$711
Net carrying amount of commercial mortgage servicing rights (e)	$616	$722	$921	$921	$897

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, and commercial MSR valuations.
(e)	Presented as of period end.
(f)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(g)	Reflects the impact of consolidating Market Street Funding LLC in our financial statements effective January 1, 2010 which for the nine months ended September 30, 2010 included $1.5 billion of loans, net of eliminations, and $2.6 billion of commercial paper borrowings included in Other Liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
INCOME STATEMENT
Net interest income	$67	$65	$65	$67	$70	$197	$241
Noninterest income	150	154	164	151	155	468	460

Total revenue	217	219	229	218	225	665	701
Provision for (recoveries of) credit losses	(12)	14	9	25	9	11	72
Noninterest expense	160	160	157	154	162	477	499

Pretax earnings	69	45	63	39	54	177	130
Income taxes	25	17	23	15	19	65	48

Earnings	$44	$28	$40	$24	$35	$112	$82

AVERAGE BALANCE SHEET
Loans
Consumer	$4,021	$4,004	$3,994	$4,044	$3,997	$4,006	$3,928
Commercial and commercial real estate	1,520	1,491	1,496	1,511	1,591	1,503	1,682
Residential mortgage	802	915	964	1,000	1,046	893	1,104

Total loans	6,343	6,410	6,454	6,555	6,634	6,402	6,714
Goodwill and other intangible assets	394	403	415	416	418	404	404
Other assets	235	248	227	209	208	237	249

Total assets	$6,972	$7,061	$7,096	$7,180	$7,260	$7,043	$7,367

Deposits
Noninterest-bearing demand	$1,364	$1,268	$1,229	$1,127	$993	$1,288	$1,080
Interest-bearing demand	1,869	1,735	1,699	1,674	1,544	1,768	1,550
Money market	3,258	3,261	3,217	3,134	3,154	3,245	3,233

Total transaction deposits	6,491	6,264	6,145	5,935	5,691	6,301	5,863
Certificates of deposit and other	715	769	818	918	1,013	766	1,129

Total deposits	7,206	7,033	6,963	6,853	6,704	7,067	6,992
Other liabilities	80	92	111	114	99	95	101
Capital	512	567	553	531	611	544	582

Total liabilities and equity	$7,798	$7,692	$7,627	$7,498	$7,414	$7,706	$7,675

PERFORMANCE RATIOS
Return on average capital	34%	20%	29%	18%	23%	28%	19%
Return on average assets	2.50	1.59	2.29	1.33	1.91	2.13	1.49
Noninterest income to total revenue	69	70	72	69	69	70	66
Efficiency	74	73	69	71	72	72	71

OTHER INFORMATION
Total nonperforming assets (b)	$102	$114	$139	$155	$129
Impaired loans (b) (c)	$155	$182	$191	$198	$206
Total net charge-offs	$1	$16	$4	$22	$9	$21	$41

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$95	$92	$96	$94	$93
Institutional	111	107	113	111	124

Total	$206	$199	$209	$205	$217

Asset Type
Equity	$107	$98	$104	$100	$98
Fixed income	66	64	59	58	56
Liquidity/Other	33	37	46	47	63

Total	$206	$199	$209	$205	$217

Discretionary assets under management
Personal	$67	$65	$69	$67	$66
Institutional	38	34	36	36	38

Total	$105	$99	$105	$103	$104

Asset Type
Equity	$51	$46	$51	$49	$47
Fixed income	38	36	35	34	34
Liquidity/Other	16	17	19	20	23

Total	$105	$99	$105	$103	$104

Nondiscretionary assets under administration
Personal	$28	$27	$27	$27	$27
Institutional	73	73	77	75	86

Total	$101	$100	$104	$102	$113

Asset Type
Equity	$56	$52	$53	$51	$51
Fixed income	28	28	24	24	22
Liquidity/Other	17	20	27	27	40

Total	$101	$100	$104	$102	$113

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
INCOME STATEMENT
Net interest income	$53	$73	$80	$71	$83	$206	$261
Noninterest income
Loan servicing revenue
Servicing fees	61	66	69	51	70	196	171
Net MSR hedging gains	86	66	46	35	60	198	320
Loan sales revenue	77	49	39	26	83	165	409
Other	8	1		(7)	(4)	9	(9)

Total noninterest income	232	182	154	105	209	568	891

Total revenue	285	255	234	176	292	774	1,152
Provision for (recoveries of) credit losses	21	(8)	(16)	(7)	4	(3)	3
Noninterest expense	119	109	121	142	141	349	490

Pretax earnings	145	154	129	41	147	428	659
Income taxes	47	62	47	16	56	156	249

Earnings	$98	$92	$82	$25	$91	$272	$410

AVERAGE BALANCE SHEET
Portfolio loans	$2,572	$2,540	$2,820	$2,479	$2,071	$2,643	$1,780
Loans held for sale	1,427	1,148	974	1,333	2,042	1,184	2,498
Mortgage servicing rights (MSR)	863	1,084	1,264	1,236	1,443	1,069	1,318
Other assets	4,302	3,914	3,797	3,761	3,483	4,007	2,693

Total assets	$9,164	$8,686	$8,855	$8,809	$9,039	$8,903	$8,289

Deposits	$2,108	$3,088	$3,602	$3,628	$4,076	$2,927	$4,306
Borrowings and other liabilities	2,740	2,817	2,279	3,110	3,811	2,614	2,861
Capital	880	1,309	1,781	1,471	1,411	1,320	1,322

Total liabilities and equity	$5,728	$7,214	$7,662	$8,209	$9,298	$6,861	$8,489

PERFORMANCE RATIOS
Return on average capital	44%	28%	19%	7%	26%	28%	41%
Return on average assets	4.24	4.25	3.76	1.13	3.99	4.08	6.61
Noninterest income to total revenue	81	71	66	60	72	73	77
Efficiency	42	43	52	81	48	45	43

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$131	$137	$141	$145	$158
Fixed rate	89%	89%	89%	88%	88%
Adjustable rate/balloon	11%	11%	11%	12%	12%
Weighted average interest rate	5.69%	5.74%	5.79%	5.82%	5.89%
MSR capitalized value (in billions)	$0.8	$1.0	$1.3	$1.3	$1.3
MSR capitalization value (in basis points)	60	71	90	91	81
Weighted average servicing fee (in basis points)	30	30	30	30	30
Loan origination volume (in billions)	$2.7	$2.3	$2.0	$2.3	$3.6	$7.0	$16.9
Percentage of originations represented by:
Agency and government programs	99%	99%	98%	96%	97%	99%	97%
Refinance volume	76%	58%	73%	59%	59%	69%	74%
Total nonperforming assets (b)	$327	$326	$418	$370	$343
Impaired loans (b) (c)	$173	$168	$298	$369	$412

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended							Nine months ended
Dollars in millions, except as noted	September 30 2010	June 30 2010		March 31 2010	December 31 2009		September 30 2009	September 30 2010	September 30 2009
INCOME STATEMENT
Net interest income	$279	$347		$338	$218		$235	$964	$861
Noninterest income	(35)	(1)		(1)	3		19	(37)	71

Total revenue	244	346		337	221		254	927	932
Provision for credit losses	176	404		165	314		168	745	457
Noninterest expense	46	65		58	49		62	169	197

Pretax earnings (loss)	22	(123)		114	(142)		24	13	278
Income taxes (benefit)	5	(42)		42	(54)		10	5	106

Earnings (loss)	$17	$(81)		$72	$(88)		$14	$8	$172

AVERAGE BALANCE SHEET
Commercial lending:
Commercial/Commercial real estate	$2,088	$2,442		$2,599	$2,812		$3,260	$2,374	$3,565
Equipment lease financing	753	807		803	800		793	788	823

Total commercial lending	2,841	3,249		3,402	3,612		4,053	3,162	4,388

Consumer lending:
Consumer	6,144	6,350		6,573	6,698		6,777	6,354	7,236
Residential real estate	7,205	8,120		8,190	8,574		9,586	7,835	10,243

Total consumer lending	13,349	14,470		14,763	15,272		16,363	14,189	17,479

Total loans	16,190	17,719		18,165	18,884		20,416	17,351	21,867
Other assets	555	797		1,342	1,633		1,901	895	1,760

Total assets	$16,745	$18,516		$19,507	$20,517		$22,317	$18,246	$23,627

Deposits	$2	$180		$85	$29		$32	$89	$42
Other liabilities	102	77		55	70		85	78	100
Capital	1,187	1,514		1,353	1,568		1,540	1,351	1,576

Total liabilities and equity	$1,291	$1,771		$1,493	$1,667		$1,657	$1,518	$1,718

PERFORMANCE RATIOS
Return on average capital	6%	(21	) %	22%	(22	) %	4%	1%	15%
Return on average assets	.40	(1.75)		1.50	(1.70)		.25	.06	.97

OTHER INFORMATION
Nonperforming assets (b)	$1,218	$1,436		$1,777	$1,787		$1,473
Impaired loans (b) (c)	$6,001	$6,867		$7,124	$7,577		$7,803
Net charge-offs	$107	$276		$111	$121		$175	$494	$423
Annualized net charge-off ratio	2.63%	6.24%		2.48%	2.54%		3.40%	3.81%	2.59%

LOANS (in billions) (b)
Commercial lending:
Commercial / Commercial real estate	$1,911	$2,282		$2,641	$2,561		$3,162
Equipment lease financing	757	757		806	805		798

Total commercial lending	2,668	3,039		3,447	3,366		3,960

Consumer lending:
Consumer	6,011	6,323		6,511	6,673		6,783
Residential real estate	7,014	7,911		8,105	8,467		8,939

Total consumer lending	13,025	14,234		14,616	15,140		15,722

Total loans	$15,693	$17,273		$18,063	$18,506		$19,682

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Client-related noninterest income - Total noninterest income included on our Consolidated Income Statement less amounts for net gains (losses) on sales of securities, net other-than-temporary impairments, and other noninterest income.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit risk-adjusted net interest margin - Net interest margin less the ratio of the annualized provision for credit losses to average interest-earning assets.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/ (losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

THE PNC FINANCIAL SERVICES GROUP, INC.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider or for which the lender would not be adequately compensated.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.